                                        SOUTHERN CALIFORNIA EDISON COMPANY

                                             EXECUTIVE RETIREMENT PLAN

                                                 AMENDMENT 2001-1

Article V of the Executive Retirement Plan is amended to read as follows effective March 12, 2001:

                                                        V.
                                               TERMINATION BENEFITS

If the Participant terminates his or her employment with the Company prior to Retirement (either early or normal), but with a deferred vested interest in the Plan, benefits will be payable under this Plan reduced by the amounts specified in Section 3.03(a) determined as of the benefit commencement date adjusted to reflect any distributions from the Participant's Profit Sharing Account under the Sponsor's Stock Savings Plus Plan, or successor plan, that occurred since the employment termination date in a manner consistent with the Qualified
Plan.  If the vested individual was not a designated executive at the time employment was terminated, the Plan benefit determined before the Section 3.03(a) reductions will be based on the Participant's Total Compensation and service determined as of the last date of the Participant's status as a designated executive.
Notwithstanding any other provision in the Plan to the contrary, any benefits payable under this Plan due to
Termination of Employment will be paid as an annuity only, beginning at age 55 and calculated as of the
Participant's Normal Retirement Age under the Qualified Plan, reduced for early retirement by multiplying that amount by a factor of 0.536.  A joint and survivor annuity will be the normal form of benefit.  The Participant may elect another annuity option available under the Qualified Plan, subject to the same terms and conditions as would apply to such an election under the Qualified Plan.

                                            Southern California Edison Company

                                                    [J. Michael Mendez]
                                     ----------------------------------
                                            J. Michael Mendez, Vice President